SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         /X/     Preliminary Proxy Statement
         / /     Confidential, for Use of the Commission Only (as permitted by
                 Rule 14a-6(e)2))
         / /     Definitive Proxy Statement
         / /     Definitive Additional Materials
         / /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12



                            LIGHT SAVERS U.S.A., INC.
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



- --------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         / /     $125 per Exchange  Act Rule  0-11(c)(1)(ii),  14a-6(i)(1),  or
                 14a- 6(i)(2) or Item 22(a)(2) of Schedule 14A.

         / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

         (2)     Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


- --------------------------------------------------------------------------------

         (4)     Proposed maximum aggregate value of transaction:

         (5)     Total fee paid:

         / /     Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)     Amount Previously Paid:



- --------------------------------------------------------------------------------

         (2)     Form, Schedule or Registration Statement no.:



- --------------------------------------------------------------------------------

         (3)     Filing Party:



- --------------------------------------------------------------------------------

         (4)     Date Filed:

                            LIGHT SAVERS U.S.A., INC.

                               509 MADISON AVENUE
                                   SUITE 1114
                            NEW YORK, NEW YORK 10022

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Light Savers U.S.A., Inc.

         Please take notice that the Annual Meeting of Shareholders of Light Savers U.S.A., Inc., a New York corporation (the "Company"), will be held at The Regency Hotel, 540 Park Avenue, New York, New York, on ----------, ------------, 1996 at 10:00 A.M. for the following purposes:


     1. To elect 5 members of the Board of Directors to serve until the 1997 Annual Meeting of Shareholders.

     2. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Light Savers U.S.A., Inc." to "Hospitality Worldwide Services, Inc."

     3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock and Preferred Stock.

     4. To approve an amendment to the Company's Certificate of Incorporation to limit the liability of the Company's directors.

     5.   To  approve  an   amendment  to  the   Company's   By-Laws  to  permit
          indemnification of the Company's directors.

     6. To approve the adoption of the Company's 1996 Stock Option Plan (the "1996 Plan").

     7. To approve the adoption of the Company's 1996 Outside Directors' Stock Option Plan (the "Outside Directors' Plan").

     8. To ratify the appointment of BDO Seidman, LLP as independent auditors for the year ending December 31, 1996.

     9. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


         The Board of Directors has fixed the close of business on _______, 1996 as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting.


         YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

         You may revoke your Proxy for any reason at any time prior to the voting thereof, and if you attend the meeting in person you may withdraw the Proxy and vote your own shares.


                                        By Order of the Board of Directors,

                                        HOWARD G. ANDERS
                                        Executive Vice President,
                                        Chief Financial Officer and Secretary


New York, New York
  August __, 1996

                            LIGHT SAVERS U.S.A., INC.
                               509 MADISON AVENUE
                                   SUITE 1114
                            NEW YORK, NEW YORK 10022


                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                               SEPTEMBER __, 1996

         The Proxy accompanying this proxy statement (the "Proxy Statement") is solicited by the Board of Directors (the "Board of Directors") of Light Savers U.S.A., Inc., a New York corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at The Regency Hotel, 540 Park Avenue, New York, New York, on , September __, 1996 at 10:00 A.M. and at any adjournment or adjournments thereof (the "Annual Meeting").

         The approximate date of mailing of this Proxy Statement and the accompanying proxy to shareholders is August __, 1996.


                        RECORD DATE AND VOTING SECURITIES


         Only holders of the Company's Common Stock, $.01 par value (the "Common Stock"), of record at the close of business on _______, 1996 will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof. On that date, 7,125,655 shares of Common Stock were issued and outstanding. Each outstanding share entitles the holder thereof to one vote.


                            PROXIES AND VOTING RIGHTS

         Shares of Common Stock represented by Proxies in the accompanying form that are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, such Proxies will be voted in accordance with the recommendations of the Board of Directors as indicated in this Proxy Statement. A Proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another Proxy bearing a later date or by voting in person at the Annual Meeting. Such revocation will not affect a vote on any matters taken prior thereto. The mere presence at the Annual Meeting of the person appointing a Proxy will not revoke the appointment. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee, who does not have discretionary voting power with respect to that item, has not received instructions from the beneficial owner. Broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of the majority of the votes present and, therefore, do not have the effect of votes in opposition in such tabulations. Broker non-votes are not counted for purposes of determining whether a proposal has been approved, whereas, abstentions are counted in tabulations of the vote cast on proposals presented to shareholders. Proxies marked as abstaining with respect to any of the proposals to approve the amendments to the Certificate of Incorporation, the By-Laws, the 1996 Plan and the Directors' Plan or to ratify the appointment of independent auditors will have the effect of a vote against such proposals.

         The solicitation of proxies in the accompanying form is made by the Board of Directors and the cost thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be requested by the Company to forward proxy materials to their principals and will be reimbursed for their reasonable out-of-pocket expenses in such connection.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth information concerning ownership of the Common Stock as at July 31, 1996 by (i) each director and nominee for director,
(ii) each executive officer, (iii) all directors, director nominees and executive officers as a group, and (iv) each person who, to the knowledge of management, owned beneficially more than 5% of the Common Stock. Unless otherwise indicated, the address of each person listed below is 509 Madison Avenue, Suite 1114, New York, New York 10022.

                                                                                                       Percent of
                                                                                                       Outstanding
                 Beneficial Owner(1)                           Shares Beneficially Owned             Common Stock(2)
- ---------------------------------------------------      ----------------------------------      ---------------------
Watertone Holdings L.P................................                         2,300,000                       32.3%
730 Fifth Avenue, 9th Floor
New York, New York 10019

Tova Schwartz.........................................                         1,743,155                       24.5%
11 Wedgewood Lane
Lawrence, New York 11559


Resource Holdings Associates..........................                           500,000(3)                     7.0%
520 Madison Avenue

New York, New York  10022

Howard G. Anders......................................                           104,500(4)                     1.5%

Alan G. Friedberg.....................................                            10,000                         *

Guillermo A. Montero..................................                            19,792(5)                      *

Scott A. Kaniewski....................................                             2,000                         *

Louis K. Adler........................................                            75,000                        1.1%

George C. Asch........................................                            75,000                        1.1%


Richard A. Bartlett...................................                            83,333                        1.2%


All Officers and Directors as a group (4                                         136,292(4)                     1.9%
persons)..............................................

- ------------------
* Less than 1%.

(1) The persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.


(2) Calculations assume that all options and warrants held by directors and executive officers and exercisable within 60 days after July 31, 1996 have been exercised.


(3) Includes options to purchase 500,000 shares of Common Stock at an exercise price of $2.00 per share.

(4) Includes options to purchase 100,000 shares of Common Stock at an exercise price of $1.275 per share.

(5) Represents shares of Common Stock held by Mr. Montero's wife, Maria Elizabeth Leon. Mr. Montero disclaims beneficial ownership of such shares.


                            -------------------------

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. If no contrary instructions are indicated, proxies will be voted for the election of Alan G. Friedberg, Scott A. Kaniewski, Louis K. Adler, George C. Asch and Richard A. Bartlett, the five nominees of the Board of Directors. Mr. Friedberg and Mr. Kaniewski are currently directors of the Company. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the Annual Meeting, the proxies will be voted in favor of the remaining nominees and may also be voted for a substitute nominee or nominees selected by the Board of Directors.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                      THE ELECTION OF EACH OF THE NOMINEES

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table and paragraphs set forth information regarding the director nominees who currently serve as directors of the Company.

Name                            Age             Position
- ----                            ---             --------

Alan G. Friedberg               37              Chief Executive Officer,
                                                President and Director

Scott A. Kaniewski              32              Director



         ALAN G. FRIEDBERG has been the Chief Executive Officer, President and a director of the Company since February 1996. He became the Chief Executive Officer of Hospitality Restoration and Builders, Inc. ("HRB") in August 1995. Prior thereto, Mr. Friedberg was the founder and Chief Executive Officer AGF Interior Services, Inc. d/b/a Hospitality Restoration and Builders ("AGF"). In 1979, he formed AGF, a contract installation company and expanded it to a full service "turn-key" operation in construction/installation, specializing in hotels. He has applied his extensive experience and hands-on management approach to successfully complete the renovation of over 100,000 guestrooms. Completed projects include work performed for Marriott, Loews, Nikko, Holiday Inn Worldwide, Ritz Carlton hotel chain and many more.

         SCOTT A. KANIEWSKI has been a director of the Company since March 1996 and has been a director of Watermark Investments Limited ("Watermark") since February 1995. Prior to his involvement with Watermark, Mr. Kaniewski held several positions with VMS Realty Partners ("VMS"), including Vice President of Hotel Investments where he was responsible for the development of fee-for-service programs targeting institutions and private investors. He also directed the asset management of VMS's hotel portfolio. He is a Certified Public Accountant and a member of the Illinois CPA Society.

         The following table and paragraphs set forth information regarding the director nominees who do not currently serve as directors of the Company.


Name                            Age             Proposed Position
- ----                            ---             -----------------

Louis K. Adler                  60              Director

George C. Asch                  59              Director

Richard A. Bartlett             39              Director

         LOUIS K. ADLER is a director nominee and does not hold an executive office with the Company. Mr. Adler has been a private investor for over five years in Houston, Texas. He has been the Chairman of the Board and President of Bancshares, Inc. (Houston, TX) since 1973, Vice Chairman of the Board since 1992 and a director since 1988 of Luther's Bar-B-Q Inc., a group of twenty restaurants in Texas, Louisiana and Colorado, a director, Secretary and Treasurer of Warwick Communications, Inc. (owner of KFXK, the Fox Television affiliate, in Longview, TX) since 1993, and a director and officer of several other private companies. Mr. Adler is also a trustee and the President of the Adler Foundation and member of the Dean's Advisory Council of Goizueta Business School of Emory University.

         GEORGE C. ASCH is a director nominee and does not hold an executive office with the Company. Mr. Asch has been a Vice President of Gray, Seifert & Co., Inc. since September 1994. Gray, Seifert & Co., Inc. is an investment management company which became a wholly-owned, independent subsidiary of Legg Mason, Inc. in April 1994. For 25 years prior to joining Gray Seifert & Co., Inc. in August 1990, Mr. Asch served as President of a manufacturing company. He presently serves on the boards of various philanthropic organizations, including the Montefiore Medical Center and the Price foundation. He is a graduate of Columbia College and served as an officer in the United States Navy.

         RICHARD A. BARTLETT is a director nominee and does not hold an executive office with the Company. Mr. Bartlett is a Managing Director of Resource Holdings Limited, a private merchant banking firm in New York City ("Resource Limited"). He specializes in legal aspects of mergers, acquisitions and other corporate restructurings. In that capacity, he sits and has sat on the board of various companies in which Resource Limited and its principals have made investments. Prior to joining Resource Limited in 1984, he served as a law clerk to the Honorable Harry A. Blackmun, Associate Justice of the United States Supreme Court, during the Supreme Court's 1983-84 term. From 1982 to 1983, he served as law clerk to the Honorable David L. Bazelon, United States Court of Appeals for the District of Columbia Circuit. Mr. Bartlett received a law degree from Yale Law School in 1982, where he was an editor of the Yale Law Journal. He received his B.A. from Princeton University in 1979, where he studied economics and politics at the Woodrow Wilson School of Public and International Affairs. From 1987 to 1993, he was a member of the Council on Foreign Relations and he is a member of the New York State Bar.


         The following table and paragraphs set forth information regarding the executive officers who are not standing for election as directors of the Company.

Name                            Age           Position
- ----                            ---           --------

Guillermo A. Montero             36           Vice President-Operations, Chief
                                              Operating Officer and Director

Howard G. Anders                 52           Chief Financial Officer, Executive
                                              Vice President and Secretary

         GUILLERMO A. MONTERO has been the Vice President-Operations, Chief Operating Officer and a director of the Company since February 1996. In August 1995, he became the Senior Vice President of HRB. Prior thereto, he was the President of AGF. Mr. Montero attended Oglethorpe University and Georgia Tech, receiving a B.A. degree in 1982. He became associated with AGF in 1979. Completed projects include work performed for the FelCor Suite hotels, Ritz Carlton hotel chain, The Omni Hotels chain, Holiday Inn hotels and Embassy Suites.

         HOWARD G. ANDERS has been the Executive Vice President, Chief Financial Officer and Secretary of the Company since February 1996 and was the Executive Vice President, Chief Operating Officer and a director of the Company from October 1994 to February 1996. From December 1995 to February 1996, Mr. Anders was an independent consultant. Prior to joining the Company, Mr. Anders served as Vice President and Chief Financial Officer of Alpine Lace Brands, Inc. in Maplewood, New Jersey from April 1992 to October 1994. From April 1983 to April 1992, Mr. Anders was President and Chief Operating Officer of North Hills
Electronics, Inc. in Glen Cove, New York. Mr. Anders is a 1965 graduate of Rutgers University and attended the Harvard Business School PMD Program in 1979.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors held three meetings during the fiscal year ended December 31, 1995. From time to time during such fiscal year, the members of the Board of Directors acted by unanimous written consent. The Company has no standing audit, compensation or nominating committees. The typical functions of such committees are performed by the entire Board of Directors. If the 1996 Plan is approved by the shareholders, the Company will create a Stock Option Committee (the "Committee") to administer such plan.

BOARD OF DIRECTORS COMPENSATION

         The Company does not currently compensate directors who are also executive officers of the Company for service on the Board of Directors. Directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors. If the Outside Directors' Plan is approved by the shareholders, directors who are not present or past employees of the Company will receive stock options pursuant to a formula described therein.

EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to (i) Tova Schwartz, who served as chief executive officer (the "CEO") of the Company from its inception through February 1996; (ii) Alan G. Friedberg, the Company's CEO; and (iii) Howard G. Anders, the Company's Chief Financial Officer, (collectively, the "Named
Executive Officers") whose salary and bonus exceeded $100,000 (three individuals) for one or more of the fiscal years presented. There is no other executive officer of the Company whose salary and bonus exceeded $100,000 for the years presented.

                           SUMMARY COMPENSATION TABLE

                                                                                                                     LONG-TERM
                                                                                                                COMPENSATION
                                                                      ANNUAL COMPENSATION                          AWARDS
                                                     ---------------------------------------------           -----------------

                                                                                          OTHER ANNUAL           SECURITIES
              NAME AND                                                                    COMPENSATION           UNDERLYING
         PRINCIPAL POSITION                YEAR         SALARY($)        BONUS($)            ($)(1)              OPTIONS(#)
         ------------------                ----         ---------        --------            ------              ----------
Tova Schwartz(2).....................      1995           $103,992              --             --                      --
                                           1994           $100,000         $83,333(3)          --                      --
                                           1993            $92,000         $75,000             --                      --

Alan G. Friedberg(4).................      1995           $110,520              --             --                      --
                                           1994                 --              --             --                      --
                                           1993                 --              --             --                      --

Howard G. Anders(5)..................      1995           $128,333              --             --                  50,000
                                           1994            $39,999              --             --                  50,000
                                           1993                 --              --             --                      --

- ---------------------

(1) Perquisites and other personal benefits, securities or property to the Named Executive Officers did not exceed the lesser of $50,000 or 10% of such executive's salary and bonus.
(2) Ms. Schwartz served as the CEO, President and a director of the Company from its inception until she resigned in February 1996. Mr. Friedberg became the Company's CEO, President and a director in February 1996.
(3)      Reflects dollar amount earned in 1993 and paid in 1994.
(4) Mr. Friedberg joined the Company in August 1995 as the Chief Executive Officer of HRB. In February 1996, he became the CEO and a director of the Company.
(5) Mr. Anders joined the Company in October 1994 as Executive Vice President, Chief Operating Officer and a director. In February 1996, he resigned as a director of the Company and became the Chief Financial Officer, Executive Vice President and Secretary of the Company.

         The following table sets forth certain information regarding stock option grants made to the Named Executive Officers during the fiscal year ended December 31, 1995.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                     INDIVIDUAL GRANTS
                                                            ------------------------------------


                                   NUMBER OF              % OF TOTAL
                                   SECURITIES               OPTIONS
                                   UNDERLYING             GRANTED TO             EXERCISE OR
                                    OPTIONS              EMPLOYEES IN             BASE PRICE                EXPIRATION
           NAME                    GRANTED(#)            FISCAL YEAR                ($/SH)                     DATE
           ----                    ----------            -----------                ------                     ----
Tova Schwartz..............                  __               __                      __                        __

Alan G. Friedberg..........                  __               __                      __                        __

Howard G. Anders...........              50,000               50%                   $1.275                   3/15/00


         The   following   table  sets  forth  certain   information   regarding
unexercised stock options held by the Named Executive Officers as of December 31, 1995.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES


                                      NUMBER OF SECURITIES UNDERLYING
                                          UNEXERCISED OPTIONS AT                  VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                                           DECEMBER 31, 1995(#)                          AT DECEMBER 31, 1995 ($)(1)
             NAME                        EXERCISABLE/UNEXERCISABLE                        EXERCISABLE/UNEXERCISABLE
             ----                        -------------------------                        -------------------------
Tova Schwartz.................                      --                                               --

Alan G. Friedberg.............                      --                                               --

Howard G. Anders..............                   100,000/0                                          $ 0/0

- ----------------
(1) On December 29, 1995, the last reported sales price of the Common Stock on the Nasdaq SmallCap Market ("Nasdaq) was $1.25 per share.

LONG-TERM INCENTIVE AND PENSION PLANS

         The Company does not have any long-term incentive or defined benefit pension plans.

OTHER

         No director, executive officer or record or beneficial owner of more than five percent of the Company's Common Stock is involved in any material legal proceeding in which he is a party adverse to the Company or has a material interest adverse to the Company.

EMPLOYMENT AGREEMENTS

         Pursuant to that certain Divestiture, Settlement and Reorganization Agreement, entered into by the Company, HRB, Watermark Investments Limited, a Bahamian international business company ("Watermark-Bahamas"), Watermark, a wholly-owned subsidiary of Watermark-Bahamas, AGF, Tova Schwartz, Alan G. Friedberg and Guillermo A. Montero on February 26, 1996 (the "Divestiture Agreement"), the Company and Tova Schwartz agreed that Ms. Schwartz would provide consulting services to the Company on a part-time basis (no more than four hours per month) for a term of three years, to be compensated at a rate of $100,000 per year. As additional consideration for the purchase of the lighting business, the Company agreed to refer lighting business to Ms. Schwartz or an entity controlled by her, and Ms. Schwartz agreed to pay commissions to the Company for a period of three years at a rate of 10% (or as negotiated), of the net invoice price of all sales referred to Ms. Schwartz by the Company.

         Additionally, pursuant to the Divestiture Agreement, Mr. Friedberg and the Company agreed on the terms of Mr. Friedberg's employment with the Company, for an initial term of three years, subject to automatic renewal for successive twelve-month periods unless either party provides the other with a notification of non-renewal no later than 90 days prior to the end of the initial term or any renewal term. The salary of Mr. Friedberg has been determined by the Company's Board of Directors to be $225,000. Mr. Friedberg has agreed not to compete with the Company during the two-year period after the termination of his employment with the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. During the year ended December 31, 1995, all of such forms were filed in a timely manner, except that Watermark did not file a Form 3.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company hired Interstate Interior Services ("Interstate") as a subcontractor on certain of its projects. Sheryl Smul, the President of Interstate, is the sister of Alan G. Friedberg, the Company's Chief Executive Officer. From August 1, 1995, the date of the Acquisition, to December 31, 1995, the Company paid fees of $712,137 to Interstate. During the six months ended June 30, 1996, the Company paid fees of $20,315 to Interstate. The Company solicits bids from subcontractors and, based on its knowledge of the hospitality restoration industry, knows that the fees paid to Interstate are as favorable to those which might have been paid to non-affiliated parties.

         On February 26, 1996, pursuant to the Divesture Agreement pursuant to which (i) the Company sold its lighting business to Tova Schwartz, the Company's former President and Chief Executive Officer; (ii) Ms. Schwartz resigned from her positions as a director, the CEO and President of the Company and of HRB;
(iii) the Company repurchased 500,000 shares of Common Stock from Ms. Schwartz for a purchase price of $250,000; (iv) Ms. Schwartz granted to the Company the option to purchase an aggregate of 1,000,000 shares of Common Stock (two options each for 500,000 shares of Common Stock; (v) the Company retained Ms. Schwartz as a consultant for a period of three years at a salary of $100,000 per year;
(vi) prior to resigning, Ms. Schwartz, the then sole remaining director of the Company (since Howard G. Anders, Moshe Greenfield and Moise Hendeles resigned from their positions as directors of the Company effective February 25, 1996), appointed Mr. Friedberg and Robert A. Berman to the Company's Board of Directors and the Board of Directors appointed Mr. Friedberg as the Company's President;
(vii) the Company entered into three-year employment agreements with each of Messrs. Friedberg and Montero; and (viii) the Company engaged Resource Holdings Associates ("Resource Holdings") as its financial advisor. On March 25, 1996, Mr. Berman resigned from the Company's Board of Directors and the Board elected Scott A. Kaniewski to the Board of Directors. Additionally, the Company has agreed to refer lighting business to Ms. Schwartz or an entity controlled by her, and Ms. Schwartz agreed to pay commissions to the Company for a period of three years at a rate of 10% (or as negotiated), of the net invoice price of all sales referred to Ms. Schwartz by the Company.

         The Company engaged Ms. Schwartz as a consultant for a three-year term at a rate of $100,000 a year. Under the terms of Ms. Schwartz' engagement, the Company is to use its best efforts to direct lighting business to Ms. Schwartz, provided, however, that Ms. Schwartz is not obligated to accept any such referrals. Ms. Schwartz will pay 10% of the net invoice price of all sales referred to Ms. Schwartz by the Company.

         In connection with the engagement of Resource Holdings as its financial advisor, the Company (i) pays to Resource Holdings $10,000 per month through February 1997 and (ii) granted to Resource Holdings options to purchase 500,000 shares of Common Stock at an exercise price of $2.00 per share.

         Richard A. Bartlett, a director nominee, is the beneficial owner of more than 10% of the common stock of Resource Limited, the corporate general partner of Resource Holdings.

         Guillermo Montero, the Vice President, Chief Operating Officer and a director of the Company, is the beneficial owner of over 10% of the outstanding common stock of Watermark.

         On April 12, 1996, based upon provisions of the Asset Purchase Agreement dated as of August 1, 1995, by and among AGF, Watermark,
Watermark-Bahamas, H&B and the Company (the "Agreement") and a memorandum agreement between the parties to the Agreement, the Company and Watermark agreed to reduce the purchase price by $1,350,000 through a reduction in the Note Payable. The Company and Watermark agreed to offset the $2,150,000 Note Payable and the $2,500,000 Note Receivable, with a net balance of $350,000 payable to the Company over five years at a rate of 7% per annum, with payments commencing January 1997. The Company believes that the 7% interest rate accurately reflects the cost of money at the time of such adjustment.


         Watertone Holdings, L.P. ("Watertone") is a limited partnership comprised of Watertone L.L.C., a Delaware limited liability company, as general partner, and Watermark and Watermark-Bahamas, as limited partners. Watertone holds 2,300,000 shares of the Common Stock of the Company contributed to it by Watermark on May 3, 1996 for, among other consideration, its limited partnership interest in Watertone.


         Scott Kaniewski is a director of Watermark, which has a management role in the affairs of Watermark-Bahamas.



                            -------------------------

                                 PROPOSAL NO. 2

                        CHANGING THE NAME OF THE COMPANY

         The Board of Directors recommends an amendment to the Company's Certificate of Incorporation to change the Company's name from Light Savers U.S.A., Inc. to Hospitality Worldwide Services, Inc. If approved by the shareholders, Article One of the Company's Certificate of Incorporation would be amended to provide as follows:

         "1: The name of the corporation is: HOSPITALITY WORLDWIDE SERVICES, INC."


         In the judgment of the Board of Directors, the change of corporate name is desirable in view of the significant change in the character and strategic focus of the business of the Company resulting from the recent acquisition of certain of the assets of AGF and disposal of the Company's lighting business. These transactions were part of a strategic corporate program to refocus the Company's business operations into areas with higher growth potential than the lighting business.


         If this amendment is adopted, shareholders will not be required to exchange outstanding stock certificates for new certificates.

         The affirmative vote of the holders of a majority of outstanding shares of Common Stock is required for approval of the proposal to amend the Company's Certificate of Incorporation to change the Company's name.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                        APPROVAL OF THE PROPOSAL TO AMEND
                   THE COMPANY'S CERTIFICATE OF INCORPORATION
                          TO CHANGE THE COMPANY'S NAME
                            -------------------------

                                 PROPOSAL NO. 3

              INCREASING THE AUTHORIZED COMMON AND PREFERRED STOCK

         The Board of Directors recommends an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from ten million (10,000,000) shares to twenty million (20,000,000) shares and the number of authorized shares of Preferred Stock, $0.01 par value per share ("Preferred Stock") from two million five hundred thousand (2,500,000) to three million (3,000,000). If approved by the shareholders, Article Five of the Company's Certificate of Incorporation would be amended to provide as follows:

         "5: The aggregate number of shares of common stock that the Corporation shall have authority to issue is (i) twenty million (20,000,000) shares of Common Stock, $0.01 par value per share ("Common Stock"), and (ii) three million (3,000,000) shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

         The Company is currently authorized to issue 10,000,000 shares of Common Stock. As of June 26, 1996, the record date for the Annual Meeting, 7,125,655 shares of Common Stock were issued and outstanding, and approximately an additional 2,610,000 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and warrants and for options that may be granted in the future under the 1996 Plan and the Outside Directors' Plan (assuming the approval of the 1996 Plan and the Outside Directors' Plan by shareholders described in this Proxy Statement). The Company is currently authorized to issue 2,500,000 shares of Preferred Stock. As of June 26, 1996, the record date for the Annual Meeting, no shares of Preferred Stock were issued and outstanding.


         The Board of Directors of the Company believes that it is advisable and in the best interest of the Company to have available authorized but unissued shares of Common Stock and Preferred Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further shareholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange or Nasdaq rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, convertible debt financing and equity financings. As there are no offerings of the Preferred Stock contemplated by the Company in the proximate future, the terms of such securities have not been determined. Dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters will be determined by the Board of Directors, without further authorization of the shareholders. No shareholder of the Company would have any preemptive rights regarding future issuance of any shares of Common Stock and Preferred Stock.


         The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock and Preferred Stock. However, the Board of Directors believes that if an increase in the authorized number of shares of Common Stock and Preferred Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company's shareholders at that time could significantly impair the Company's ability to meet financing requirements or other objectives.

         The issuance of additional shares of Common Stock and Preferred Stock may have the effect of diluting the stock ownership of persons seeking to obtain control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock and Preferred Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Company's Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to shareholders any anti-takeover measures.

         The affirmative vote of the holders of a majority of outstanding shares of Common Stock is required for approval of the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
        THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
         TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND
                                 PREFERRED STOCK
                            -------------------------

                                 PROPOSAL NO. 4

                          LIMITING DIRECTORS' LIABILITY

         The Board of Directors is presenting two proposals for action by the shareholders, each consistent with provisions of the New York Business Corporation Law ("New York BCL"), under which the Company is organized. The first, proposal No. 4, is a proposal to adopt an amendment to the Company's Certificate of Incorporation by adding a provision which, in certain cases, would eliminate the personal liability of directors of the Company for monetary damages arising from breach of fiduciary duty as a director. The second, proposal No. 5, is a proposal to adopt an amendment to the Company's By-Laws which, in general, provides for indemnification of directors and officers of the Company.


         The Board of Directors believes that the two proposals, together, will assist the Company in attracting and retaining qualified individuals to serve as directors and officers of the Company. In the past, the Company has not had any problems attracting and retaining qualified individuals. Each of the proposals is consistent with the provisions of the New York BCL that enable New York corporations to take measures to respond to the increasing threat of litigation which directors and officers of public companies face in carrying out their responsibilities and to the diminishing availability of directors' and officers' liability insurance. Since directors and officers of the Company may benefit from these proposals, the Board of Directors has an interest in the passage thereof by the shareholders. The Board of Directors believes, however, that adoption of the proposals is in the best interests of the Company and its shareholders.


         Each of the two proposals is discussed below. The Board of Directors has recommended that the shareholders vote for approval of each proposal. Each proposal will be presented separately for shareholder vote; approval of one is not contingent upon approval of the other.

                      PROPOSAL TO ADOPT AN AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
               PROVIDING FOR ELIMINATION OF CERTAIN LIABILITIES OF
                    DIRECTORS IN ACCORDANCE WITH NEW YORK LAW

         The Board of Directors recommends that the shareholders approve a proposal to amend the Company's Certificate of Incorporation by adding an Article Eight which would eliminate personal liability of the Company's directors to the Company or to its shareholders for monetary damages arising from breach of fiduciary duty. The proposed amendment is authorized by Section 402(b) of the New York BCL.

BACKGROUND

         Since 1986, many states, including Delaware, Massachusetts, New Jersey, Ohio and Pennsylvania, have enacted statutes to reduce the exposure of corporate directors to litigation seeking to impose upon them heavy monetary liability for their acts or inaction in such capacity. The New York BCL has been amended in response to this need. As noted in the legislative memorandum accompanying the Act amendment to Section 402(b) of the New York BCL with respect to directors' liability, the purpose of the New York legislation was "to assure that qualified and experienced persons continue to be willing to serve as . . . directors of New York corporations by relieving them of the threat of monetary liability in connection  with their duties ...." Such  liability is not eliminated or limited if the acts or omissions of directors are in bad faith, involve intentional misconduct or knowing violations of law, violate certain statutory prohibitions, or result in a profit or other advantage to the director to which he is not legally entitled. Section 402(b) of the New York BCL is an enabling provision only. Shareholder approval of an amendment to the Certificate of Incorporation is required to effect the limitation on monetary liability authorized by the statute.

TEXT OF PROPOSED AMENDMENT

         If approved by the shareholders, Article Eight of the Company's Certificate of Incorporation would be added to provide as follows:

                  "8: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented. Any repeal or modification of this Article by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to such repeal or modification."

REASONS FOR THE PROPOSED AMENDMENT


         Article 3 of the Company's Certificate of Incorporation currently limits the liability of directors to the fullest extent of Section 402(b) of the New York BCL ("Section 402(b)") as is currently written. The proposed amendment would supplement the present Article by limiting directors' liability to the fullest extent of Section 402(b) in its present form and as supplemented and amended. The effect of this proposal would be that directors would be further protected to the extent provided in any amendment to Section 402(b) without further approval of the Company's shareholders.


         Directors of New York corporations are required, under the New York BCL, to perform their duties in such capacity in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances. A director may rely upon information, opinions, reports or statements (including financial statements) prepared by certain officers or employees, professional advisors, or committees of the Board on which such director does not serve. Decisions made on that basis are protected by the "business judgment rule" and should not be questioned by a court in the event of a lawsuit challenging such decisions. The expense of defending such lawsuits, the frequency of unwarranted litigation and the inevitable uncertainties of applying the business judgment rule to particular facts and circumstances mean, as a practical matter, that directors must rely on indemnification arrangements and directors' and officers' liability insurance in the event of such expenses or unforeseen liability. In a companion proposal, the Company is requesting shareholder approval of an amendment to the Company's By-Laws to permit the fullest possible indemnification permitted under the New York BCL. In a period of increasing threats of corporate litigation, premiums have increased at the same time as the coverage of such policies has been limited, so that only partial coverage may be available and, then, only at prohibitive cost. Because of such factors, the Company has chosen not to obtain such coverage.

         As noted above, the purpose of the New York legislation was to assure that qualified persons would continue to serve as directors of New York corporations by relieving them of the threat of monetary liability. Significant management changes have occurred in the Company since the 1995 annual meeting of shareholders. The Board of Directors of the Company believes that the Company should take every possible step to ensure that it will continue to be able to attract and retain the best possible directors.

EFFECT OF THE PROPOSED AMENDMENT

         The proposed amendment would protect each of the Company's directors against personal liability to the Company or its shareholders for any breach of duty unless a judgment or other final adjudication adverse to the director establishes that (i) his acts or omissions were in bad faith, or (ii) involved intentional misconduct or a knowing violation of the law, or (iii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iv) his acts violated the prohibitions contained in Section 719 of the New York BCL against certain declarations of dividends, certain purchases or redemptions of its shares by the Company, certain distributions of assets after dissolution of the Company without adequately providing for its liabilities and the making of certain loans to directors. In the past, there has been no claim of the type which would be affected by the proposed amendment and none is presently pending or, to the knowledge of management of the Company, threatened. Because the proposed amendment provides that the liability of the Company's directors is limited to the fullest extent permitted by the New York BCL "as the same may be amended or supplemented," the amendment will further protect directors to the extent provided in any amendment to the statute, without further approval of the shareholders.


         A director is required, under Section 717 of the New York BCL, to "perform his duties as a director . . . in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances." Additionally, a director owes to the company for which he serves a duty of care and a duty of loyalty. Thus, a director, acting in such capacity, must always act in the best interests of the company and its shareholders and must not seek personal gain from a business opportunity that the company for which he serves might also have an interest unless and until the company has elected not to pursue that opportunity.

         Examples of breaches of a director's duties that are covered by the proposed amendment are the neglect of or failure to perform, or other violation of his duties in management and disposition of corporate assets committed to his charge and the acquisition by himself, transfer to others, loss or waste of corporate assets due to any neglect of, or failure to perform, or other violation of his duties


         The amendment does not reduce the fiduciary duty of a director; it only eliminates monetary damage awards to the Company and its shareholders occasioned by a breach of that duty. It does not affect equitable remedies, such as to enjoin or rescind a transaction involving a breach of fiduciary duty, although such remedies may be unavailable or ineffective with respect to a particular challenged action of the Board of Directors. The amendment does not affect a director's liability for acts taken or omitted prior to the time the amendment becomes effective (i.e., after shareholder approval and filing with the New York Secretary of State), nor does it affect the liabilities of directors who are also officers for acts taken or omitted in their capacity as officers. The limitation of liability afforded by the amendment affects only actions brought by the Company or its shareholders, and does not preclude or limit recovery of damages by third parties, nor does it affect the responsibility of directors under other laws, such as the federal securities laws. The amendment provides that any repeal or modification thereof would not affect any right or protection of a director thereunder with respect to any act or omission occurring prior to such repeal or modification.

         The Company's directors who are proposed for re-election acknowledge that they and future directors may personally benefit from adoption of the proposed amendment at the potential expense of the Company's shareholders, whose right to bring claims for monetary damages against directors will be limited thereby, and that they may thus have a conflict of interest in recommending approval of the amendment. The Board of Directors believes, however, that the diligence exercised by directors stems primarily from their desire to act in the best interests of the Company, and not from a fear of monetary damage awards. Accordingly, the Board of Directors believes that the level of scrutiny and care exercised by directors will not be lessened by adoption of the proposed amendment. The Board of Directors believes that such adoption will enhance the Company's ability to attract and retain qualified individuals to serve as directors of the Company.

         Approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
            APPROVAL OF THE FOREGOING PROPOSAL TO AMEND THE COMPANY'S
        CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF DIRECTORS
                            -------------------------

                                 PROPOSAL NO. 5

                                  ALLOWING FOR
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Board of Directors recommends that the shareholders approve a proposal to amend the ByLaws of the Company to add an Article XII which relates to indemnification of directors, officers and others. The text of this proposal is set forth in Appendix A to this Proxy Statement.

BACKGROUND


         A number of states have changed the indemnification provisions of their corporate laws in response to increasing general concern over the ability of corporations to attract and retain qualified persons to serve as corporate directors and officers in the face of heightened risks of litigation challenging their decisions and the diminishing availability of meaningful directors' and officers' liability insurance. The basic indemnification provisions of the New York BCL have been amended, and now authorize New York corporations to provide for indemnification and advancement of expenses to directors and officers against liabilities incurred, as a result of their service to the corporation, in either shareholder derivative suits by or in the name of the corporation or third-party claims, and against the expenses of defending these claims. Prior to these amendments, New York law provided for mandatory indemnification, only in situations where a director or officer was "wholly" successful in the defense of an action or proceeding, and all rights to indemnification were contained exclusively in the New York BCL.


         This revision in the New York law, however, prohibits indemnification when and if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the adverse adjudication, or (ii) he personally gained a financial profit or other advantage to which he was not legally entitled.

         The New York BCL now provides that the indemnification and advancement of expenses provisions thereof are not exclusive of any other rights to which a director or officer may be entitled. The New York BCL also permits a corporation to provide directors and officers more extensive indemnification rights, if such additional rights are contained in, or authorized by, its certificate of incorporation or by-laws, except that no indemnification may be made if a director or officer is found to be ineligible for indemnification under the circumstances set forth in the preceding paragraph.

REASONS FOR THE PROPOSED AMENDMENT


         The New York Governor's memorandum in support of the legislation expanding the power of a New York corporation to indemnify its directors and officers in the manner contemplated by the amendment stated that the principal objective of the statutory changes was "to encourage capable and experienced persons to serve in corporate management by providing reasonable indemnification of the directors and officers of public corporations for their defense of both third-party and derivative actions." Although the Company's By-Laws may be amended by action of the Board of Directors, the proposed amendment to the By-Laws is being put to a vote of shareholders in response to the change in the statute in order to ensure that directors and officers of the Company will receive indemnification to the fullest extent authorized by the new law. The directors may benefit from shareholder adoption of the proposed amendment to the potential detriment of shareholders, since adoption may discourage shareholder derivative actions based on alleged negligence because the Company will be required to reimburse directors or officers for any amount the Company recovers in such suits from defendant directors or officers and for their expenses in defending such suits. This proposal is intended to help the Company attract and retain able and well-qualified persons as directors and officers by assuring them that the Company will hold them harmless when they do not act in bad faith or dishonestly or for their own interests. In the past, the Company has not had any problems attracting and retaining qualified individuals.


         As noted above, the purpose of the New York legislation was to assure that qualified persons would continue to serve as directors and officers of New York corporations by relieving them of the threat of monetary liability. The Board of Directors of the Company believes that the Company should take every possible step to ensure that it will continue to be able to attract and retain the best possible directors and officers.

NEW YORK STATUTORY PROVISIONS FOR INDEMNIFICATION

         The New York BCL provides that a  corporation  may (but is not required
to) indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses of litigation (other than in an action brought by the corporation against such person or by shareholders against such person on behalf of the corporation), even if the director or officer is not successful on the merits, if he acted in good faith and for a purpose he reasonably believed to be in (or not opposed to) the best interests of the corporation (and, in criminal actions or proceedings, had no reason to believe his conduct was unlawful). In addition, a corporation may (but is not required
to) indemnify a director or officer against amounts paid in settlement and reasonable expenses of an action brought against him by the corporation or by shareholders on behalf of the corporation, even if he is not successful on the merits, if he acted in good faith and for a purpose he reasonably believed to be in (or not opposed to) the best interests of the corporation. However, no indemnification is permitted in an action by the corporation, or shareholders on behalf of the corporation, in connection with the settlement or other disposition of a threatened or pending action or in connection with any claim, issue or matter as to which a director or officer is adjudged to be liable to the corporation, unless a court determines that, in view of all of the circumstances, he is entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. In addition, the New York BCL provides that a director or officer shall be indemnified if such person is successful in the litigation on the merits or otherwise.

         Permitted indemnification as described above may only be made if it is authorized by the Board of Directors, in each specific case, based upon a determination that the applicable standard of conduct has been met or that indemnification is proper under New York BCL section 721. Such authorization is made by the Board of Directors, either acting as a quorum of disinterested directors or based upon an opinion by independent legal counsel or the shareholders that indemnification is proper because the applicable standard of conduct has been met. Upon application of the person seeking indemnification, a court may also award indemnification upon a determination that the standards outlined above have been met. A corporation's board of directors may also authorize the advancement of litigation expenses to a director or officer upon receipt of an undertaking by him to repay such expenses, if it is ultimately determined that he is not entitled to be indemnified for them.

MANDATORY INDEMNIFICATION


         Presently, unless any director or officer involved in litigation has been successful, on the merits or otherwise, the Company may choose not to provide indemnification in any particular case (although a person denied such indemnification may apply to a court therefor). Article XII provides that the Company shall indemnify a director or officer to the fullest extent permitted by law. For example, if a director or officer is partially successful in his defense, the Company is obligated to indemnify him to such extent, whereas prior to the amendments to the New York BCL, a company was only obligated to indemnify a director or officer when such director or officer was "wholly" successful in his defense.


STANDARD OF CONDUCT

         Before the New York BCL was amended, a person seeking indemnification was required to show that his acts were committed in good faith, for a purpose he reasonably believed to be in (or not opposed to) the best interests of the corporation (and, in criminal actions or proceedings, had no reason to believe that his action was unlawful). Under Article XII, a director or officer seeking indemnification will be indemnified unless there is a judgment or other adverse final adjudication establishing (i) that the acts involved were taken in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) that the director or officer personally gained a financial profit or other advantage to which the person was not legally entitled.


INDEMNIFICATION AS PROVIDED BY PROPOSED ARTICLE XII

         The purpose of proposed Article XII is to provide greater rights of indemnification than those statutory provisions described above and thus take advantage of the New York BCL's present provisions that allow a company to expand upon the New York BCL's indemnification provisions. Neither the Company's Certificate of Incorporation nor its By-Laws presently contain any provisions concerning indemnification.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Article XII, the Company will be obligated to indemnify directors and officers against any liability incurred in connection with any proceeding in which such person may be involved as a party or otherwise by reason of the fact that the person is or was serving as a director or officer of the Company, except as expressly prohibited by law. Such liabilities may include, without limitation, judgments, fines, penalties, punitive damages, excise taxes assessed with respect to an employee benefit plan, amounts paid in settlement, costs and expenses of any nature (including attorneys' fees). Since indemnification payments would be made from the Company's general funds, in the event that the Company were to make substantial payments under Article XII, the shareholders' investment in the Company may be at risk. The Company will be required to reimburse or advance to a director or officer funds necessary for the payment of expenses, subject to his undertaking to repay such funds to the Company upon an adjudication that he was not entitled to indemnification. Before the New York BCL was amended, the Company could indemnify a director or officer made a party to an action brought by the Company or by shareholders on behalf of the Company only against amounts paid in settlement and reasonable attorneys' fees. Moreover, if such a proceeding were settled, or if the director or officer were adjudged to have been liable to the Company in such a proceeding, the director or officer could have been indemnified only to the extent permitted by a court.

         Article XII will also indemnify directors and officers against liabilities incurred under the federal securities laws. However, the Commission and some courts have taken the position that a corporation may not provide indemnification against such liabilities. Other state or federal statutes may raise similar issues.

INDEMNIFICATION OF OTHER CORPORATE PERSONNEL AND OTHERS

         Article XII will also provide that the Company may indemnify any other person (including other corporate personnel) to whom the Company by applicable law is permitted to provide indemnification or advancement of expenses, whether pursuant to the New York BCL or by a resolution of shareholders or directors or an agreement providing for such indemnification. Such other corporate personnel may include, but need not be limited to, any person serving at the request of the Company as a director, officer, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise. New York law formerly permitted indemnification of such persons.

GENERAL

         The Board of Directors without further shareholder approval will have the authority to amend, modify, or repeal Article XII as necessary or appropriate to reflect any future developments concerning indemnification of directors and officers. Article XII will not be applied retroactively to events occurring prior to the adoption of the proposal, although such retroactive application is permissible, because the Board of Directors believes that retroactive application is not appropriate. Subsections (a) - (c) of Article XII will enable the Company to utilize the indemnification provisions of the New York BCL.


         As previously noted, this is a companion proposal to that relating to the amendment of the Company's Certificate of Incorporation to eliminate the personal liability of directors under certain circumstances. This proposal will give additional protection to directors, and (unless the Company should procure directors' and officers' liability insurance, which is not presently contemplated due to its prohibitive cost and restricted coverage) will be the sole protection for the Company's officers and others who are acting for the Company in good faith. The threat of a possible lawsuit, even though groundless, is one of the major reasons for the need of such insurance. Lack of such insurance requires even an innocent director or officer to bear the expenses of such litigation unless he is protected by an indemnification provision. In the past, there has been no claim of the type which would be affected by the proposed amendment and none is presently pending or, to the knowledge of the management of the Company, threatened. Again, the Board of Directors believes that providing this level of protection to its directors and officers, comparable to that being provided by other public companies, will not lessen the level of scrutiny and care exercised by them in the Company's service.

         Approval of the proposed amendment to the By-Laws requires the affirmative vote of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote at the meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
        APPROVAL OF THE FOREGOING PROPOSAL TO AMEND THE COMPANY'S BY-LAWS
            TO ALLOW THE COMPANY TO INDEMNIFY DIRECTORS AND OFFICERS
                            -------------------------

                                 PROPOSAL NO. 6

                       APPROVAL OF 1996 STOCK OPTION PLAN

         The Board of Directors of the Company has unanimously approved for submission to a vote of the shareholders a proposal to adopt the 1996 Stock Option Plan (the "1996 Plan"). The purpose of the 1996 Plan is to provide additional incentive to the officers and employees of the Company who are primarily responsible for the management and growth of the Company. Each option granted pursuant to the 1996 Plan shall be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option." A summary of the significant provisions of the 1996 Plan is set forth below. The full text of the 1996 Plan is set forth as Appendix B to this Proxy Statement. THIS DISCUSSION OF THE 1996 PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX B.

ADMINISTRATION OF THE PLAN

         The 1996 Plan will be administered by the Committee, consisting of two or more Disinterested Persons (as defined in the 1996 Plan), which determines to whom among those eligible, and the time or times at which options will be granted, the number of shares to be subject to options, the duration of options, any conditions to the exercise of options, and the manner in and price at which options may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant.

         The Committee is authorized to amend, suspend or terminate the 1996 Plan, except that it is not authorized without shareholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the 1996 Plan; (ii) permit the grant of an incentive stock option under the 1996 Plan with an option price less than 100% of the fair market value of the shares at the time such option is granted; (iii) change the eligibility requirements for participation in the 1996 Plan; (iv) extend the term of any option or the period during which any option may be granted under the 1996 Plan; (v) decrease an option exercise price (although an option may be cancelled and a new option granted at a lower exercise price); or (vi) materially increase the benefits to participants of the 1996 Plan.

         Unless the 1996 Plan is terminated earlier by the Committee, it will terminate on June __, 2006.

SHARES SUBJECT TO THE PLAN

         The 1996 Plan provides that options may be granted with respect to a total of 1,700,000 shares of Common Stock. Under certain circumstances involving a change in the number of shares of Common Stock, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the 1996 Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution, liquidation or upon a transfer of substantially all of the assets or more than 80% of the outstanding Common Stock, the options granted under the 1996 Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1996 Plan.

PARTICIPATION

         Any employee of the Company shall be eligible to receive incentive stock options or non-qualified stock options granted under the 1996 Plan.

OPTION PRICE

         The exercise price of each option is determined by the Committee, but may not be less than 100% of the Fair Market Value (as defined in the 1996 Plan) of the shares of Common Stock covered by the option on the date the option is granted in the case of an incentive stock option, nor less than 75% of the Fair Market Value of the shares of Common Stock covered by the option on the date the option is granted in the case of a non-qualified stock option. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's capital stock, then the exercise price may not be less than 110% of the Fair Market Value of the Common Stock covered by the option on the date the option is granted.

TERMS OF OPTIONS

         The Committee shall, in its discretion, fix the term of each option, provided that the maximum term of each option shall be 10 years. Options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company shall expire not more than five years after the date of grant. The 1996 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment.

RESTRICTIONS ON GRANT AND EXERCISE

         An option may not be transferred or assigned other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as described in the 1996 Plan) and, during the lifetime of the option holder, may be exercised solely by him. The aggregate Fair Market Value (determined at the time the incentive stock option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year under all incentive stock option plans of the Company and its subsidiaries may not exceed $100,000. The Committee may impose any other conditions to exercise as it deems appropriate.

REGISTRATION OF SHARES

         The Company may file a registration statement under the Securities Act of 1933, as amended, with respect to the Common Stock issuable pursuant to the 1996 Plan subsequent to the approval of the 1996 Plan by the Company's shareholders.

RULE 16B-3 COMPLIANCE

         In all cases, the terms, provisions, conditions and limitations of the 1996 Plan shall be construed and interpreted consistent with the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

TAX TREATMENT OF INCENTIVE OPTIONS

         No taxable income will be recognized by an option holder upon receipt of an incentive stock option, and the Company will not be entitled to a tax deduction in respect of such grant.

         In general, no taxable income for Federal income tax purposes will be recognized by an option holder upon receipt or exercise of an incentive stock option and the Company will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the expiration of the longer of (i) two years after the date of grant, or (ii) one year after the transfer of the option shares, upon disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

         If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided such amount constitutes an ordinary and reasonable expense of the Company.

         The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price of an incentive stock option will be a tax preference item for purposes of the alternative maximum tax, which, in general, imposes a 26% tax rate on the initial $175,000 (and a 28% rate in excess of $175,000) of the excess of (i) an individual's adjusted gross income plus certain tax preference items over (ii) $33,750 ($45,000 for joint returns) reduced by $.25 for each $1.00 by which the alternative minimum taxable income exceeds $112,500 ($150,000 for joint returns). An individual will be liable for the alternative minimum tax only to the extent that the amount of such tax exceeds the liability for regular Federal income tax.

TAX TREATMENT OF NON-QUALIFIED OPTIONS

         No taxable income will be recognized by an option holder upon receipt of a non-qualified stock option, and the Company will not be entitled to a tax deduction for such grant.


         Upon the exercise of a non-qualified stock option, the option holder will include in taxable income for Federal income tax purposes the excess in value on the date of exercise of the shares acquired upon exercise of the non-qualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder's holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares.


         The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

OPTION GRANTS

         No options have heretofore been granted under the 1996 Plan.


REQUIRED VOTE

         The affirmative vote of the holders of a majority of outstanding shares of Common Stock is required for the approval of the 1996 Plan.


        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL
                        OF THE ADOPTION OF THE 1996 PLAN
                            -------------------------

                                 PROPOSAL NO. 7

              APPROVAL OF 1996 OUTSIDE DIRECTORS' STOCK OPTION PLAN

GENERAL

         The Board of Directors has unanimously approved for submission to a vote of the shareholders a proposal to approve the 1996 Outside Directors' Stock Option Plan of the Company (the "Outside Directors' Plan") as set forth in Appendix C to this Proxy Statement. This discussion is qualified in its entirety by reference to Appendix C.

         The purpose of the Outside Directors' Plan is to secure for the Company and its shareholders the benefits arising from stock ownership by its Outside Directors. The Outside Directors' Plan will provide a means whereby such Outside Directors may purchase shares of Common Stock pursuant to options granted in accordance with the Outside Directors' Plan. Any Outside Director of the Company, defined as any director who is neither a present nor past employee of the Company, shall be eligible to participate in the Outside Directors' Plan (each an "Outside Director").

ADMINISTRATION OF THE OUTSIDE DIRECTORS' PLAN

         The Outside Directors' Plan is administered by the Board of Directors, which shall have full and complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with the Outside Directors' Plan as may be necessary for the administration thereof.

         The Board of Directors is authorized to amend, suspend or terminate the Outside Directors' Plan, except that it is not authorized without shareholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the Outside Directors' Plan;
(ii) change the minimum price per share at which an option may be exercised pursuant to the Outside Directors' Plan; (iii) increase the maximum term of any option granted under the Outside Directors' Plan; (iv) permit the granting of options to anyone other than as provided in the Outside Directors' Plan; or (v) materially increase the benefits accruing to participants in the Outside Directors's Plan.

         Unless the Outside Directors' Plan is terminated earlier by the Board of Directors, it will terminate on the tenth anniversary of its adoption by the Board of Directors.

COMMON STOCK SUBJECT TO THE OUTSIDE DIRECTORS' PLAN

         The Outside Directors' Plan, as proposed, would authorize the issuance of a maximum of 250,000 shares of Common Stock, subject to adjustment, pursuant to the exercise of options granted thereunder. As of the date of this Proxy Statement no options are outstanding under the Outside Directors' Plan.

         The shares of Common Stock to be issued under the Outside Directors' Plan may be either authorized but unissued shares or reacquired shares. The number of shares of Common Stock available under the Outside Directors' Plan will be subject to adjustment to prevent dilution in the event of a stock split, recapitalization, stock dividend or certain other events. If an option granted under the Outside Directors' Plan, or any portion thereof, shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock covered by such option shall be available for future grants of options.

GRANT OF OPTIONS


         Subject to shareholder approval, each Outside Director who becomes an Outside Director after March 1, 1996 shall receive the grant of an option to purchase 15,000 shares of Common Stock. To the extent that shares of Common Stock remain available for the grant of options under the Outside Directors' Plan on April 1 of each year, beginning on April 1, 1997, each Outside Director shall be granted an option to purchase 10,000 shares of Common Stock.


VESTING OF OPTIONS

         Options granted under the Outside Director's Plan shall be exercisable in three equal installments beginning on the first anniversary of the grant dates and subject to such terms and conditions as shall be determined by the Board of Directors at grant; provided, however, that in the case of an Outside Director's death or Permanent Disability (as defined in the Outside Directors'
Plan), the options held thereby will become immediately exercisable; provided, however, that no option shall be exercisable until more than six months have elapsed from the grant date and shareholder approval of the Outside Directors' Plan shall have been obtained.

OPTION PRICE

         The exercise price of each option is the Fair Market Value (as hereinafter defined) for each share of Common Stock subject to an option. Fair Market Value means the closing sales price of the Common Stock as quoted on the national securities exchange on which the Company's Common Stock is listed or on the Nasdaq SmallCap Market on the date of grant of any option. If the Common Stock is not quoted on any national securities exchange or on Nasdaq SmallCap Market, Fair Market Value shall be deemed to be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of grant.

TERMS OF OPTIONS

         The term of each option shall be five years from the date of grant, subject to early termination by the Board of Directors. The Outside Directors' Plan also provides for the earlier termination of options in the event an Outside Director's membership on the Board of Directors terminates.

TRANSFERABILITY; TERMINATION OF DIRECTORSHIP

         All options granted under the Outside Directors' Plan are non-transferable and non-assignable except by will or by the laws of descent and distribution or by a qualified domestic relations order (as defined in the Outside Directors' Plan) and may be exercised during an Outside Director's lifetime only by such Outside Director, his guardian or legal representative. If an Outside Director's membership on the Board of Directors terminates for any reason other than cause, including death of such Outside Director, an option held on the date of termination may be exercised in whole or in part at any time within ninety days after the date of such termination (but in no event after the term of such option expires) and shall thereafter terminate. If an Outside Director's membership on the Board of Directors is terminated for cause, which determination shall be made by the Board of Directors, options held by such Outside Director shall terminate concurrently with termination of membership.


TAX TREATMENT OF OPTIONS

         See "Tax Treatment of Non-Qualified Options" in Proposal 6 for a discussion of the tax consequences associated with options granted under the Outside Directors' Plan.


REQUIRED VOTE

         The affirmative vote of the holders of a majority of outstanding shares of Common Stock is required for approval of the Outside Directors' Plan.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
              VOTE FOR APPROVAL OF THE 1996 OUTSIDE DIRECTORS' PLAN
                            -------------------------

                                 PROPOSAL NO. 8

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed BDO Seidman, LLP to be the independent auditors of the Company for the fiscal year ending December 31, 1996. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of BDO Seidman, LLP be submitted to shareholders for ratification. If shareholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of BDO Seidman, LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the Common Stock present, in person or by proxy, is required for ratification of the appointment of BDO Seidman, LLP as independent auditors of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                   DISMISSAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         On March 14, 1996, the Company dismissed Arthur Andersen LLP ("Andersen") as its independent accountants. The Company Board of Directors approved such dismissal. Andersen's accountant's report on the financial statements of the Company for the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. There were no other reportable events or disagreements with Andersen to report in response to Item 304(a) of Regulation S-K, ss. 229.304(a).

         On March 15, 1996, BDO Seidman, LLP was engaged as new independent accountants to the Company.

                              SHAREHOLDER PROPOSALS


         Shareholder proposals in respect of matters to be acted upon at the Company's 1997 Annual Meeting of Shareholders should be received by the Company on or before March 3, 1997 in order that they may be considered for inclusion in the Company's proxy materials.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented for action at the forthcoming Annual Meeting, but if any other matters properly come before the Annual Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

         The Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, including financial statements, has been mailed to shareholders with this Proxy Statement. If, for any reason, you did not receive your copy of the Annual Report, please advise the Company and a copy will be sent to you.

         It is important that Proxies be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are urged to mark, date, execute and return your Proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.


                                        By Order of the Board of Directors,


                                        HOWARD G. ANDERS,
                                        Executive Vice President,
                                        Chief Financial Officer and Secretary


Dated:  New York, New York
         ________, 1996

                            LIGHT SAVERS U.S.A., INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS


                               _________ __, 1996


                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of LIGHT SAVERS U.S.A., INC. (the "Company") does hereby constitute and appoint ALAN G. FRIEDBERG AND HOWARD G. ANDERS or either of them (each with full power of substitution of another for himself) as attorneys, agents and proxies, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote as instructed below all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on _______, ______ __, 1996 at 10:00 A.M. local time at The Regency Hotel, 540 Park Avenue, New York, New York and at any adjournment or adjournments thereof, all as set forth in the Notice of Meeting and Proxy Statement.


                               (See Reverse Side)

1.       ELECTION OF A BOARD OF FIVE DIRECTORS:
         To vote for the election of the following directors: Alan G. Friedberg, Scott A. Kaniewski, Louis J. Adler, George C. Asch and Richard A. Bartlett


                                                           (INSTRUCTIONS:  To
                                                           withhold authority to
                                                           vote for any
     FOR all nominees           WITHHOLD AUTHORITY         individual nominee,
     listed to the right        to vote for                strike a line through
     (except as marked          nominees listed to         the nominee's name in
     to the contrary)           the right                  the list below.)

               / /                    / /                   Alan G.  Friedberg,
                                                           Scott A.  Kaniewski,
                                                           Louis K.  Adler
                                                           George C.  Asch
                                                           Richard A.  Bartlett



2. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION CHANGING THE COMPANY'S NAME TO "HOSPITALITY WORLDWIDE SERVICES, INC.":

         To vote for approval of the amendment to the Company's Certificate of Incorporation to change the Company's name.

         FOR ___                   AGAINST   ___               ABSTAIN  _____


3. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED STOCK OF THE COMPANY:

         To  vote  for  approval  of the  amendment  to  the  Company's
         Certificate  of   Incorporation   to  increase  the  Company's
         authorized stock.

         FOR ___                   AGAINST   ___               ABSTAIN  _____


4. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION LIMITING THE LIABILITY OF THE COMPANY'S DIRECTORS:

         To vote for approval of the amendment to the Company's Certificate of Incorporation to limit the liability of the Company's directors.

         FOR ___                   AGAINST   ___               ABSTAIN  _____


5. AMENDMENT TO THE COMPANY'S BY-LAWS ALLOWING FOR INDEMNIFICATION OF THE COMPANY'S DIRECTORS AND OFFICERS:

         To vote for approval of the amendment to the Company's By-Laws allow for indemnification of the Company's directors and officers.

         FOR ___                   AGAINST   ___               ABSTAIN  _____


6.       1996 STOCK OPTION PLAN:

         To vote for approval of the 1996 Stock Option Plan.

         FOR ___                   AGAINST   ___               ABSTAIN  _____

7.       1996 OUTSIDE DIRECTORS' STOCK OPTION PLAN:

         To vote for  approval  of the 1996  Outside  Director's  Stock
         Option Plan.

         FOR ___                   AGAINST   ___               ABSTAIN  _____


8.       RATIFICATION OF THE APPOINTMENT OF AUDITORS:

         To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1996.

         FOR ___                   AGAINST   ___               ABSTAIN  _____


9.       DISCRETIONARY AUTHORITY:

         To vote with discretionary authority with respect to all other matters which may come before the Annual Meeting.

         FOR ___                   AGAINST   ___               ABSTAIN  _____


         THE  SHARES  REPRESENTED  BY  THIS  PROXY  WILL  BE  VOTED  IN
         ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND FOR ITEMS 2 THROUGH 8.

         The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated _____, 1996.



Signature  ------------------------------               Date:------------------


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. WHEN SIGNING ON BEHALF OF A CORPORATION, YOU SHOULD BE AN AUTHORIZED OFFICER OF SUCH CORPORATION, AND PLEASE GIVE YOUR TITLE AS SUCH.